SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

     [  ] Preliminary Proxy Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [  ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                BINGO & GAMING INTERNATIONAL, INC.
         (Name of Registrant as Specified in its Charter)

                               N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

          1) Title of each class of securities to which transaction applies: N/A

          2)   Aggregate number of securities to which transaction applies:
N/A

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined: N/A

          4)   Proposed maximum aggregate value of transaction:  N/A

          5)   Total fee paid:  $0.

     [  ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A

                BINGO & GAMING INTERNATIONAL, INC.

                      11006 Metric Boulevard
                       Austin, Texas  78758
                          (512) 490-0065

                        __________________

                         PROXY STATEMENT
                        __________________


Purpose.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bingo & Gaming International, Inc., an Oklahoma corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company (the "Meeting"). The Meeting is to be held at LaQuinta Inn & Suites, 11901 N. Mo-Pac Expressway, Austin, Texas, on Wednesday, September 24, 1997, at 10:00 a.m. Central Daylight Time. The accompanying Notice of Annual Meeting of Stockholders, Annual Report to Security Holders, this Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about September 5, 1997.

     The cost of preparing, printing and mailing each of these documents and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of the Company's $0.001 par value common stock (the "Common Stock") and will reimburse such parties for their reasonable and customary charges or expenses in this regard.

Record Date and Outstanding Shares.

     The Board of Directors has fixed September 2, 1997, as the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Meeting. At the close of business on that date there were 8,418,602 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock will be entitled to one vote per share held and are not entitled to cumulative voting rights in the election of directors.

Proxies and Revocability of Proxies.

     The enclosed proxy is being solicited by the Board of Directors for use at the Meeting and any adjournments thereof and will not be voted at any other meeting. All proxies that are properly executed, received by the Company prior to or at the Meeting, and not properly revoked will be voted at the Meeting or any adjournment thereof in accordance with the instructions given therein.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the President of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the date of the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the President of the Company before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Bingo & Gaming International, Inc., 11006 Metric Boulevard, Austin, Texas 78758,
Attention: George Majewski, Secretary, or hand delivered to the Secretary, at or before the taking of the vote at the Meeting.

Quorum and Voting.

     The presence in person or by proxy of at least one-third (1/3) of the total number of outstanding shares of Common Stock entitled to vote at the Meeting is required to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered represented at the Meeting for the purpose of determining a quorum.

     The shares represented by each proxy will be voted in accordance with the instructions given therein. Where no instructions are indicated, the proxy will be voted for the nominees to the Board of Directors named in this Proxy Statement and, at the discretion of the persons named in the proxy, on any other business that may properly come before the Meeting.

     Under applicable law and the Company's Bylaws, if a quorum is present at the Meeting, the five nominees for election to the Board of Directors who receive the plurality of votes cast for the election of directors by the shares present in person or represented by proxy will be elected directors. Each stockholder will be entitled to one vote for each share of Common Stock held and will not be entitled to cumulate votes in the election of directors. Any other matter submitted to a vote of the stockholders at the meeting will be approved if a majority of votes cast at the Meeting in person or by proxy vote in favor thereof.

               PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company will consist of five directors, each of whom will be elected at the Meeting to serve until his successor is elected at the next annual meeting of stockholders or until his prior death, resignation or termination and the qualification of his successor. Unless directed otherwise, proxies received from stockholders will be voted FOR election of the following nominees: Reid Funderburk; George Majewski; Robert
H. Hughes; R. E. Wilkin; and Rick Redmond. Four of these nominees (all except Mr. Redmond) presently serve on the Board of Directors of the Company.

     If any nominee is unable to stand for election, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. The Company is not aware of any nominee that is or will be unable to stand for election.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES NAMED ABOVE FOR DIRECTORS OF THE COMPANY.

          The following table sets forth the names and the nature of all positions and offices held by all directors and executive officers of the Company for the year ended December 31, 1996, and to the date hereof, and the period or periods during which each such director or executive officer has served in his respective position.

                                           Date of           Date of
                        Positions         Election or      Termination
   Name                  Held                Designation      or Resignation

Reid Funderburk               Chairman and CEO       12/94               *
                    Director                  12/94               *

Henry A. Anawaty, III    President and COO      12/94               04/96
                         Director               12/94               04/96

George Majewski         President              04/96               *
                    Vice President      12/94                 *
                    Secretary                08/95                 *
                    Treasurer           12/94                 *
                         Director               12/94               *

Robert H. Hughes    Director               12/94              *

R. E. Wilkin             Director               12/94              *

          * These persons presently serve in the capacities indicated opposite their respective names.

          The term of office of the current directors shall continue until the Meeting, at which time a new Board of Directors will be elected. The annual meeting of the Board of Directors, at which officers for the coming year are elected, immediately follows the annual meeting of stockholders.

Business Experience of Current Directors and Executive Officers.

          Mr. Funderburk, age 44, began engaging in the bingo commercial lessor business in 1987. Since then, he and/or companies with which he was associated have owned and/or operated and/or managed thirteen bingo commercial lessor operations. He has been a director and executive officer of Monitored and its affiliated companies since their inception. He served as President of the Texas Bingo Commercial Lessors Association from 1989 through 1993. Mr. Funderburk has prior experience as the owner of a bank equipment and supply company and as a real estate developer.

          Mr. Majewski, age 54, has been associated with Bingo & Gaming International, Inc. and its affiliated companies and/or predecessor companies since 1989. He has prior experience as an owner of businesses in the entertainment, catering and concessions industries.

          Mr. Hughes, age 69, is a retired lawyer and a legislative consultant in Austin, Texas, having spent much of his time representing various clients in the charity bingo and amusement machine industry.

          Mr. Wilkin, age 65, is a retired CPA and a general business consultant. He was a practicing CPA with Ernst & Whinney (now Ernst & Young), an international accounting firm, from 1957 through 1984 and a partner in such firm from 1969 through 1984. Since then, he has been involved with several start-up companies, including AmeriCredit Corporation (NYSE).

          Mr. Redmond, age 45, is the founding owner and major stockholder of Lone Star Cafe, Inc., a restaurant chain based in Austin, Texas, with operations in Texas and Colorado. He serves as Vice President of Real Estate Acquisitions for that corporation. In addition, Mr. Redmond is General Partner and majority stockholder of VIP Marina and Volente Beach Club located on Lake Travis in Austin, as well as General Partner and majority stockholder of Rolls Oil Company. A retired dentist who practiced dentistry from 1977 to 1992, Mr. Redmond is also majority owner, CEO and founder of Anderson Mill Dental Center. He received his undergraduate degree from Southern Methodist University and his DDS from Baylor Dental School.

          No family relationship exists between any current director or executive officer.

Compliance with Section 16(a) of the Exchange Act.

          Reid Funderburk, an officer and director, disposed of 125,000 shares as gifts to various persons on February 6, 1996, as previously reported on Form 4 of April 30, 1996; 115,000 shares as gifts to various persons on April 8, 1996, as previously reported on Form 4 of April 30, 1996; 50,000 shares as gifts to various persons on May 8, 1996, as previously reported on Form 4 of November 27, 1996; and 30,000 shares as gifts to various persons on September 17, 1996 and 25,000 shares as a gift on September 27, 1996, as previously reported on Form 4 of November 27, 1996. Of these gifted shares, Mr. Funderburk has a beneficial interest in 90,000 of these shares which were given to his minor children. Mr. Funderburk disposed on 10,000 shares as a gift on February 26, 1997, as reported on Form 4 of April 17, 1997, and he disposed of 10,000 shares as gifts to various individuals on April 21, 1997, as reported on Form 4 of April 25, 1997.

          Henry Anawaty III, a former officer and director, disposed of 1,444,500 shares through the sale of stock to various persons and gifts of an additional 6500 shares to various individuals on April 16, 1996, as reported on Form 4 of April 30, 1996.

          George Majewski, an officer and director, purchased 1,000 shares from Mr. Anawaty on April 16, 1996, as reported on Form 4 of November 27, 1996. Mr. Majewski sold 2000 shares of stock on April 2, 1997, as reported on Form 4 of July 11, 1997.

          Robert H. Hughes, a director, purchased 1,000,000 shares from Mr. Anawaty on April 16, 1996 and disposed of 500,000 shares as gifts to various individuals on April 16, 1996, as reported on Form 4 of November 27, 1996.
Mr. Hughes disposed of 60,000 shares as a gift to an individual on June 6, 1996, as reported on Form 4 of November 27, 1996, and disposed of 100,000 shares through the sale of stock to an individual on December 30, 1996, as reported on Form 4 of January 17, 1997. Mr. Hughes disposed on 100,000 shares of stock through a sale to an individual on March 26, 1997, as reported on Form 4 of April 25, 1997. He also disposed on 50,000 shares through sales to individuals on August 13, 1997, which will be timely reported on Form 4 of the Securities and Exchange Commission.

Involvement in Certain Legal Proceedings.

          During the past five years, no present or former director, person nominated to become a director, executive officer, promoter or control person of the Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii)      Engaging in any type of business practice; or

               (iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

     No director, executive officer, affiliate, or any owner of record or beneficially of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Certain Relationships and Related Transactions.

Transactions with Management and Others.

          During the year ended December 31, 1996, and through the first six months of 1997, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company's common stock, or any member of the immediate family of any of the foregoing persons, had an interest. However, Henry A. Anawaty, III, who owns more than 5% of the common stock of the Company, is also an owner of 23.75% of the stock of Sharm, Inc., a corporation with which the Company transacts more than $60,000 worth of business in a series of similar transactions. Sharm, Inc., operates a bingo hall in which the Company has placed six pre-paid phone card dispensers. The sale of pre-paid phone cards through this outlet is handled the same as through the Company's other outlets. Mr. Anawaty is not an employee or director of the Company.

Certain Business Relationships.

          Except as indicated under the heading "Transactions with Management and Others," during the year ended December 31, 1996, and through the first six months of 1997, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of its common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Indebtedness of Management.

          Except as indicated under the heading "Transactions with Management and Others," during the year ended December 31, 1996, and through the first six months of 1997, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of any class of its common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Committees.

          The Board of Directors of the Company maintains a Nominations Committee, which is composed of R. E. Wilkin, Reid Funderburk and Robert H. Hughes.

     A total of three meetings of the Board of Directors were held during the Company's last full fiscal year. No incumbent director attended fewer than 75% of such meetings or 75% of the meetings of the Nominations Committee.

     Since the date of the last annual meeting of security holders, no director has resigned or declined to stand for re-election to the Board of Directors because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Voting Securities and Principal Holders Thereof.

     As of September 2, 1997, the record date for the determination of holders of Common Stock entitled to notice of and to vote at the Meeting, a total of 8,418,602 shares of Common Stock were outstanding; such shares are entitled to a total of 8,418,602 votes on the matters to be voted on at the Meeting.

     The following table sets forth the share holdings of the Company's directors and executive officers and those persons who owned more than 5% of the Company's common stock as of August 29, 1997.

                             Number and Percentage
Name and Address              of Shares Beneficially Owned

Reid Funderburk                         2,627,374(1)         31.2%
11006 Metric Blvd.
Austin, Texas  78758

Henry A. Anawaty, III                     805,722             9.6%
5910 Courtyard Drive Suite 150
Austin, Texas  78731

Robert H. Hughes                          490,000             5.8%
1506 West 13th, #12
Austin, Texas  78704

George Majewski                           537,461             6.4%
11006 Metric Blvd.
Austin, Texas  78758

R. E. Wilkin                              257,600             3.1%
4304 Kirkland Drive
Fort Worth, Texas 76109
                                          ________            ______

                  TOTALS                4,718,157            56.1%

     (1) This figure includes the following transfers to certain family members which took place on October 17, 1995, February 1, 1996 and April 8, 1996: Ashlie Funderburk 10,000 shares, 10,000 shares and 10,000 shares; Jacklyn Funderburk 10,000 shares, 10,000 shares and 10,000 shares; and Lyndsey Funderburk 10,000 shares, 10,000 shares and 10,000 shares. This figure does not include transfers to certain adult children, relatives and friends, as to which Mr. Funderburk disclaims any beneficial interest.

Changes in Control

          None during the year ended December 31, 1996.

Executive Compensation.

          The following table shows the cash compensation paid by the Company, as well as other compensation, for the Company's Chief Executive Officer, President and directors for the fiscal years 1995 and 1996 and the first six months of 1997.

                    SUMMARY COMPENSATION TABLE

                                            Long Term Compensation
                                Annual Compensation                     Awards

Name and                        Other Annual
Principal Position   Year    Salary      Bonus   Compensation     Options/SARS
- ------------------   ----    ------      -----  ------------     ------------

Reid Funderburk        1995    $67,917       -0-       -0-              -0-
Chairman, CEO,    1996    $66,000       -0-       -0-              -0-
Director          1997    $32,500       -0-       -0-              -0-

George Majewski        1995    $61,500       -0-       -0-              -0-
President, VP,    1996    $61,000       -0-       -0-              -0-
Sec./Treasurer,        1997    $30,000       -0-       -0-              -0-
Director

Robert H. Hughes       1995      -0-         -0-       -0-              -0-
Director          1996      -0-         -0-       -0-              -0-
                  1997    -0-         -0-       -0-              -0-

R. E. Wilkin      1995      -0-         -0-       -0-              -0-
Director          1996      -0-         -0-       -0-              -0-
                   1997   -0-         -0-       -0-              -0-

Henry A. Anawaty       1995    $69,116       -0-       -0-              -0-
Former President       1996    $16,250       -0-       -0-              -0-
and Director      1997    -0-         -0-       -0-              -0-

Bonuses and Deferred Compensation

          None other than as may be set forth in the above table.

Compensation Pursuant to Plans

          None other than as may be set forth in the above table. The Company has adopted an Employment Agreement with each of its executive officers, providing for the payment of salary, plus incentive stock options and year-end cash bonuses. As of the date of this Annual Report, no stock options or year-end bonuses have been awarded and only the salary amounts reflected in the Summary Compensation Table above have been paid, although the Employment Agreements provide for higher amounts as salary.

Pension Table

          None; not applicable.

Other Compensation

          None other than as may be set forth in the above table.

Compensation of Directors

          No compensation was paid to non-officer directors during the year ended December 31, 1996. In April, 1997, Mr. Hughes was reimbursed for expenses incurred in the amount of $200.

Termination of Employment and Change of Control Arrangement

          Except as indicated below, during 1996, there were no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in the Summary Compensation Table set out above which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

          Messrs. Funderburk and Majewski have entered into Employment Agreements with the Company. These Employment Agreements provide, among other things, for payment of all compensation due under such Agreements for a period of one year from the date of termination of employment due to physical or mental disability that results in the nonperformance of the employee's duties for a period of six months in any 12 month period.

          In April 1996, an officer and director of the Company indicated an intent to divest himself of over 1,000,000 shares of stock, thereby reducing his holdings in the Company to less than 10% and relinquish his officer and director's position with the Company. In return for services rendered and release of his employment contract, the Company issued options to purchase 225,000 shares of its common stock and transferred two management agreements to him.

Independent Public Accountants.

     BDO Seidman LLP of Austin, Texas, audited the Company's financial statements for the calendar year ended December 31, 1996. No principal accountant has been selected or is being recommended for election, approval or ratification at the Meeting, as the Company is currently entertaining proposals from other accounting firms for future auditing services. If the Board of Directors determines that such proposals provide terms that are more favorable to the Company than the current arrangement with BDO Seidman, it is anticipated that the Board of Directors would dismiss BDO Seidman and elect to retain the accounting firm offering the most favorable terms to the Company. The Board of Directors' criteria will be to select a fully qualified accounting firm with an SEC department that provides the best services at the lowest cost.

Proposals of Security Holders.

     Proposals of security holders that are intended to be presented at the Company's next annual meeting of stockholders (to be held in 1998) must be received by the Company for inclusion in its proxy statement and form of proxy for that meeting not later than May 1, 1998.

                          OTHER MATTERS

     The Board of Directors of the Company is not aware of any business other than the aforementioned matter that will be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                ANNUAL REPORT TO SECURITY HOLDERS

     A copy of the Company's Annual Report to Security Holders for the Fiscal Year Ended December 31, 1996, accompanies this Proxy Statement. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference therein.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                   By Order of the Board of Directors,



September 2, 1997                       Reid Funderburk
Austin, Texas                      Chairman of the Board and Chief
                                          Executive Officer









                              PROXY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                BINGO & GAMING INTERNATIONAL, INC.
             TO BE HELD WEDNESDAY, SEPTEMBER 24, 1997

     By completing and returning this proxy to Bingo & Gaming International, Inc. (the "Company"), you will be designating George Majewski, the President and Secretary of the Company, to vote all of your shares of the Company's common stock as indicated below.

     Please complete this proxy by clearly marking the appropriate column(s), filling out the stockholder information and dating below, and return to the Company in the enclosed self-addressed, envelope.

     Matters of business are as follows:

     PROPOSAL 1 - ELECTION OF DIRECTORS. Shall the following persons be elected to serve on the Company's Board of Directors until their successors are elected at the next annual meeting of stockholders or until their prior death, resignation or termination and the qualification of their successors?

                                   YES       NO        ABSTAIN

          (1)  Reid Funderburk          ___       ____      ____

          (2)  George Majewski          ____      ____      ____

          (3)  Robert H. Hughes         ____      ____      ____

          (4)  R.E. Wilkin              ____      ____      ____

          (5)  Rick Redmond        ____      ____      ____

     The undersigned hereby acknowledges receipt of the Company's Proxy Statement dated September 2, 1997, and expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented in this Proxy. (Please sign exactly as your name appears on your stock certificate(s). Joint owners should both sign. If signing in a representative capacity, give full titles and attach proof of authority unless already on file with the Company.


Dated:  ____________, 1997              _________________________________
                                   Name of stockholder (Please print
                                          legibly)

Number of shares:  ____________         _________________________________
                                   Signature

     This proxy is being solicited by, and the above-referenced proposal is being proposed by, the Board of Directors of the Company. The proposal to be voted on is not related to or conditioned on the approval of any other matter. You may revoke this proxy at any time prior to the vote thereon.

     As of September 2, 1997, which is the record date for determining the stockholders who are entitled to notice of and to vote at the Meeting, the Board of Directors of the Company is not aware of any other matters to be presented at the Meeting. If no direction is indicated on a proxy that is executed and returned to the Company, it will be voted "FOR" the election of the above-named persons as directors. Unless indicated below, by completing and returning this proxy, the stockholder grants to Mr. Majewski the discretion to vote in accordance with his best judgment on any other matters that may be presented at the Meeting.

          ____ Withhold discretion to vote on any other matter presented at the Meeting.